MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 1 Operator: Greeting and welcome to the MAXIMUS Fiscal 2018 Fourth Quarter Conference Call. At this time, all participants are in a listen only mode. A brief question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star zero on your telephone key pad. As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Lisa Miles, Senior Vice President of Investor Relations for MAXIMUS. Thank you, Ms. Miles, you may begin. Lisa Miles: Good morning. With me today is Bruce Caswell, President and CEO, and Rick Nadeau, CFO. I'd like to remind everyone that a number of statements being made today will be forward- looking in nature. Please remember that such statements are only predictions. Actual events and results may differ materially as a result of risks we face, including those discussed in Exhibit 99.1 of our SEC filings. We encourage you to review the information contained in our earnings release today and our most recent forms 10-Q and 10-K filed with SEC. The company does not assume any obligation to revise or update these forward-looking statements to reflect subsequent events or circumstances except as required by law. Today's presentation may contain non-GAAP financial information. Management uses this information in its internal analyses of results and believes this information may be informative to investors, in gauging the quality of our financial performance, identifying trends in our results, and providing meaningful period-to-period comparisons. For a reconciliation of the non-GAAP measures presented in this document, please see the company's Form 10-K that will be filed later today. And with that, I'll hand the call over to Rick. Rick Nadeau: Thanks, Lisa. Overall, fiscal year 2018 was characterized by solid execution, a healthy portfolio of contracts, strong cash generation, and a demonstration of our commitment to sensible capital allocation with this recent increase for our quarterly cash dividend and the completion of our largest acquisition today. Just last Friday, we completed the purchase of U.S. Federal Citizen Engagement Centers, which both Bruce and I will talk about in greater detail within our prepared remarks. As noted in our press release this morning, MAXIMUS reported total company revenue for fiscal year 2018, of $2.39 billion, which was slightly below our guidance range of $2.4 billion to $2.44 billion. This was a result of revenue in the fourth quarter, which was slightly below the company's expectations, due to lower than anticipated contributions across a handful of contracts. Total company operating margin for fiscal year 2018 was 12.4%, which was largely as expected due to new programs in the start-up phase in the Human Services Segment. This compares to 12.8% in fiscal year 2017. For fiscal 2018, diluted earnings per share increased 6% to $3.35 and benefited from U.S. tax reform. I will start my comments on segment results with the Health Services Segment. The Health Services Segment continues to consistently deliver strong operating and financial performance. Revenue for the Health Services Segment for fiscal year 2018 totaled $1.4 billion compared to $1.38 billion last year. The Segment delivered an operating margin of 16.8% for fiscal

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 2 year 2018 as compared to 15.6% in fiscal year 2017. As mentioned on the call last quarter, revenue coming into the fourth quarter of fiscal year 2018 was tempered by forecasted changes on several sizable contracts that were rebid in one, extended, or option periods were exercised. For example, this includes the Health Assessment Advisory Service contract that reset on March 1, 2018. And while winning our rebids, and securing multi-year extensions provides a foundation that enables us to focus on long-term growth, new contractual terms can temper short-term growth. I will now speak to the results from our U.S. Federal Services Segment. As expected, our U.S. Federal Services Segment experienced contraction in fiscal year 2018, finishing the year with $478.9 million in revenue. As previously disclosed, the segment was impacted by contracts that reached their natural and expected conclusion, as well as contracts that were re-procured under small business set-asides, meaning, we were no longer eligible to bid, and some rebid losses. The U.S. Federal Services Segment delivered operating margin of 12% for fiscal year 2018, benefiting from increased operational efficiencies resulting from technology and innovation initiatives. This was a slight improvement over our 11.9% reported for fiscal year 2017. As a reminder, operating margins for this segment can fluctuate from quarter-to-quarter due to contract mix, and the variability of volumes on performance-based contracts. For fiscal year 2018, our Human Services Segment experienced dynamics that tempered both revenue and profit. This included a number of new contracts in the start-up phase, as well as contracts that have come to a planned end, including the Work Program and Work Choice contracts in the United Kingdom. As a result, revenue for the Human Service Segment for fiscal year 2018 was down 3%. As I mentioned last quarter, the recently rebid Australian Disability Employment Services contract launched in the fourth quarter, and it is the largest program we have in the start-up phase. This resulted in the segment operating at a slight loss for the fourth quarter and finishing the full fiscal year with an operating margin of 3.6%. Without the impact of the start-up of these contracts, we estimate that Human Services OI margin would have been 5.6% in fiscal year 2018. I will now briefly discuss the balance sheet and cash flow items. We exceeded our cash flow guidance due to strong cash collections with our DSOs at 63 days, at September 30, 2018. For the full fiscal year, cash from operations totaled $323.5 million, and free cash flow was $297 million, as seen in the reconciliation tables included in our press release. During fiscal year 2018, we remained active with our opportunistic share buyback program as a means to deploy capital. For the full fiscal year, we purchased nearly 1.1 million shares of common stock for $67.6 million, and subsequent to September 30, 2018, we acquired a little over 200 thousand shares of our common stock for $15 million. We have approximately $178 million remaining under our Board-Authorized Share Repurchase program. We finished fiscal year 2018 with $370 million of cash, cash equivalents, and short-term investments. The positive cash position generated $3 million in interest income over the course of fiscal year 2018.

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 3 Over the last couple of months, MAXIMUS has taken several steps to put excess capital to work and to better optimize our balance sheet. The management team is focused on making the right investments at the right time in order to best create long-term shareholder value. Strategic M&A continues to be our first priority as demonstrated by our most recent acquisition. We will continue to buy back shares, and as recently as this quarter, we increased our cash dividend to a 1.5% yield. We will continue with a steadfast intent on ensuring we best position MAXIMUS for the future. Let me now focus on our recently closed acquisition. The acquisition of the U.S. Federal Citizen Engagement Centers provides us with a level of scale that makes us a more viable prime contractor to the U.S. Federal Government and reduces our need to partner with other companies to win business. The acquisition also enables us to become more competitive on procurements in the federal marketplace. Let me summarize the expected impacts to our financial statements resulting from the transaction. We now expect the acquisition to contribute revenue for the remaining ten and a half months of fiscal year 2019 between $600 million and $625 million. The two largest contracts that we acquired are cost-plus contracts. As a reminder, revenue and billings for cost-plus contracts include the allowable expenses, plus a fee. Naturally, these types of contracts carry a lower risk, and therefore operate at a lower operating margin, most often in the mid-single digits. While the profit earned on the acquired cost-plus contracts are mid-single digits, they will provide significant synergistic benefits to MAXIMUS and a lift in profitability in other MAXIMUS segments. Allow me to provide some greater detail about the two primary drivers. First, our total company SG&A cost will increase in order to handle the additional volume of work that the acquisition will create, but the acquired assets will significantly expand the business base used for the allocation of indirect cost, or simply put, adding these assets into the total company portfolio allows us to spread the corporate G&A across a substantially larger base of revenue. Second, the two largest contracts that we acquired are cost-plus contracts. Accordingly, MAXIMUS will be reimbursed for the portion of these corporate SG&A cost that are allowable under U.S. Federal Procurement Rules and are agreed upon allocation methodologies. So, the bottom line is that the amount of indirect costs that MAXIMUS will recover under the new cost-plus contract is greater than the overall increase in SG&A dollars to support the new assets. While this is dilutive to the overall operating margin, it provides an overall lift in operating income to the company. As we have considered our fiscal year 2019 guidance, we have also included certain estimated expenses related to the transaction. These include interest expense on our borrowings, as well as the reduction in interest income that we are forfeiting from the cash that was used for the acquisition from our balance sheet, one-time acquisition costs, and the amortization of intangibles. The appraisal for the amortization cost is currently in process. In the meantime, we have put forth our best estimates until the appraisal has been completed in the coming weeks. And as most of you know, this amortization is a non-cash charge, which means that our EBITDA will increase more than our operating income.

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 4 Considering all elements of the transaction, we now expect the acquisition will contribute approximately 45 cents of diluted earnings per share in fiscal year 2019. We are establishing GAAP guidance for fiscal year 2019, which includes ten and a half months of revenue and profit contribution from the acquired assets. For fiscal year 2019, we currently expect revenue will range between $2.925 billion and $3 billion. For fiscal year 2019, we anticipate that GAAP diluted earnings per share will range between $3.55 and $3.75. This implies an operating margin range between 10.7% and 11%. On a quarterly basis, we anticipate revenue will be stronger in the second half of the year versus the first half of fiscal year 2019. However, revenue in our second fiscal quarter is currently expected to be seasonally strongest as a result of the operational activities tied to the open enrollment period under the newly acquired operations for the Federal Exchange and Medicare. While open enrollment ends on December 15, the program ramp-down period is forecasted to extend well into our second fiscal quarter. On the bottom-line at this time, we anticipate earnings will have linear progression throughout the year. That being said, as you know, earnings can be more difficult to predict since we routinely experience fluctuations from quarter to quarter resulting from change orders, volumes, or timing of work. But directionally, we thought it would be useful to provide some detail. At September 30, 2018, we had $5.1 billion in back-log prior to the acquisition. We have layered on annual revenue in back-log from the acquisition of $612.5 million in order to calculate our fiscal year 2019 revenue visibility. As you know, we have a high level of visibility into our forecasted revenue. And for fiscal year 2019, we estimate that approximately 93% of our forecasted revenue is already in the form of back-log, options, or extensions. For the full fiscal year 2019, we estimate the income tax rate will range between 25% and 26%. Assuming no further stock purchases, the weighted shares outstanding would be 65.3 million for fiscal year 2019. For fiscal year 2019, we expect cash flows from operations to range between $275 million and $325 million. And we expect free cash flow to range between $235 million and $285 million. As most of you know, we implemented the new revenue recognition standard on October 1, the first day of our fiscal year 2019. We have included a discussion in both the press release and the Form 10-K which will be filed later today. And finally, we have decided to reorganize our reporting segment based on the way we intend to manage performance, allocate resources, and evaluate results. This change has been under study since Bruce took over as CEO earlier this year. And it became effective October 1 at the start of our fiscal year 2019. Our decision to reorganize is largely in response to changes in the markets we operate, with the increasing integration of health and human services programs worldwide and the evolving needs of our government clients as they aim to deliver services in a more holistic manner to their citizens. Accordingly, we will report operating segments on a geographic basis. Our operating segments will be U.S. Health and Human Services, U.S. Federal, and Outside the U.S. We will be filing an 8-K in early December with historical financial information by quarter in the reclassified

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 5 segments. We will also provide additional color on our fiscal year 2019 guidance by segments as it relates to high level trends. And with that, I'll hand the call over to Bruce. Bruce Caswell: Thank you, Rick, and good morning everyone. Since I became CEO in April, we have embarked upon a digital transformation, extended our reach into new markets and customer areas, and are working to offer more clinically related services on a global scale. During the year, we have made continued progress on multiple fronts to position MAXIMUS for its next phase. Today, I want to focus my comments on our recent M&A activities and the acquisition. As we have noted in prior calls, we believe that federal market is a long-term growth area for us. It's one of the priority markets that we identified as part of our strategic market evaluation. We believe we can play a more meaningful role in the U.S. Federal market, and with this acquisition, we have taken decisive action towards building scale, expanding our customer base, and improving our competitive position. In doing so, as Rick noted in his remarks, we've also made the total company more competitive in our markets. As Rick also noted, we closed the acquisition last Friday. These assets are a natural fit that align with our existing capabilities, bringing together extensive experience and knowledge in managing large citizen-centric government programs. These assets cover some of the largest Civilian Citizen Engagement Centers in the federal government and across the nation. The most well-known among the portfolio of new contracts is the Contact Center Operations for the Centers for Medicare and Medicaid Services. As a reminder, MAXIMUS has served as a subcontractor on this contract since 2014. You may be familiar with the programs that this contract supports, including the federal exchange under the Affordable Care Act, and the primary support Engagement Center for Medicare, also known as 1-800-Medicare. The overall scope of the contract is focused on efficiently handling general inquiries for the federal exchange, as well as general and claims-related Medicare inquiries. As with most of the operations across the MAXIMUS portfolio, the contracts manage multiple communications channels from beneficiaries and consumers, their families and caregivers, and other individuals or entities that support the agency in these critical programs. We're in the middle of the 2019 open enrollment period for both the programs and we're running at peak operations. The CMS contract consists of 11 customer engagement centers across the U.S. We provide 24-hour operations seven days a week, 52 weeks a year. Across all of the centers annually, we will handle over 40 million phone calls, 200 thousand pieces of correspondence, and 250 thousand web chats for Medicare and the Federal Exchange. This will now be the largest contract in the MAXIMUS portfolio. The second most notable acquired contract supports the 2020 census for the U.S. Census Bureau in the Department of Commerce. This contract is also known as the Census Questionnaire Assistance 2020 or CQA. Under the program, MAXIMUS will provide operations support and Citizen Engagement Centers or the 2020 Decennial Census. This contract runs through June 2021.

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 6 The contract is designed to provide questionnaire assistance for respondents about specific items on the 2020 census form. We will offer telephone assistance to citizens via multilingual customer contact centers. In all, we are contractually required to operate in a minimum of 12 languages. The program will operate in three primary phases and we are currently entering Phase 2. The overall scope includes a significant ramp up in equipment, facilities, technology integration, testing, and staffing levels. While these two programs comprise the majority of the assets we purchased, other notable programs include CDC info for the Centers for Disease Control and Prevention, Consumer Resource Center Support Services for the Consumer Financial Protection Bureau, and Annuitant Health Benefit Open Season Printing, Distribution and Processing Services for the Office of Personnel Management. As you might expect, integration efforts are well underway, and a number of key members of the management team have joined MAXIMUS. The teams are keenly focused on transitioning operations seamlessly, keeping an open dialog with our clients and ensuring that we maintain world-class service levels to citizens. Most notably, this acquisition significantly enhances the company size and position in the federal market building on our solid foundation of program management and IT services. The acquisition also enables greater economies of scale and brings enhanced technology and added operational capabilities that will benefit the entire MAXIMUS portfolio. More specifically, these assets help to further advance our digital strategy for federal civilian agencies by providing an integrated set of commercial products for Call Center Operations, including call routing, managing scripts, call recording, and overall management. Importantly, this scalable platform is already Fed Ramp certified, which is an important qualification in the federal market and will accommodate evolving capabilities in machine learning and artificial intelligence that we are advancing. Ultimately, we believe this combination creates an unrivaled government partner of best-in-class multi-channel contact center support for complex citizen services. Following on the heels of the acquisition, MAXIMUS was named the first awardee under the General Services Administration IT 70 contact center solutions vehicle also known as the Contact Center SIN. This vehicle enables federal agencies to procure Citizen Engagement Center technology and operational requirements with a diverse set of pre-vetted Citizen Engagement Center Solutions through a single contract. The Contact Center SIN is focused on a wide range of technologies that support citizen engagement, including artificial intelligence, chat bots, robotic process automation and voice-speech recognition. As you know, we've made investments to drive more digital and innovative solutions to our clients over the last 18 months. We expect this vehicle will present opportunities for MAXIMUS to more broadly apply the work we've done for governments on driving digital monetization strategies. The Contact Center SIN also aligns with the President's management agenda, which calls for federal agencies to adopt customer service approaches that have been successful in the commercial sector. This is an area where MAXIMUS can maximize its core competencies of operationalizing complex

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 7 policies driving innovative business processes and supporting vulnerable populations as they engage with governments. Fundamentally, we are transforming the citizen journey. Moving on to new awards and pipeline, for fiscal 2018, year-to-date signed awards totaled $2.7 billion at September 30, 2018. Our pipeline at September 30, 2018 was $2.7 billion compared to $2.9 billion at June 30, 2018 due to approximately $450 million of work converting into the awarded category. The current pipeline contains opportunities across all three segments and in all of our major geographies with just under 75% tied to new work versus existing work. The dollar value of new work at September 30th was roughly the same as compared to June 30th. Over the last several months, we have examined our methodology for reporting pipeline metrics which was established more than 15 years ago and built for a different type of business model. We have decided to change our practices and adapt our pipeline to better reflect the market realities of our current long-term BPO book of business. There are three key modifications. First, let's start with how contract values were previously recorded. The old methodology dictated that a contract was recorded in the pipeline at its base contract value. If that same contract had option periods, the option periods were reported separately and only included in the pipeline in the year in which they were exercised. Our new methodology would instead capture the total contract value, meaning that the pipeline would reflect the base contract plus the option years that are priced. One of the considerations for this change is our increased book of federal business. Oftentimes federal contracts are one to two-year base contracts with multi-year option periods that are priced. We believe this change is more reflective of the true long-term nature of our contracts and client relationships. Second, our reported pipeline under the prior method only captures opportunities where the RFP is expected to be released within the next six months. This simply doesn't reflect the realities of the sales and procurement cycles we see in the BPO business. While we still have this under study, we intend to move to a new reporting methodology with a new time horizon that will likely be two years. Third, under our legacy reporting model, the base value for new work opportunities was capped with the maximum value of $150 million regardless of the actual estimated value. This did not apply to rebids or existing work in the MAXIMUS portfolio, only new work. We ultimately felt the cap was a bit arbitrary and was developed when MAXIMUS was a much smaller organization. Under our new methodology, we intend to report the actual estimated value of the bid at the time we enter it into the pipeline. It's important to recognize that this will create much more fluctuation in the pipeline as values can change as RFP's mature through the procurement process. In summary, while fiscal 2018 was characterized by solid execution, we fell a little short in achieving some of our revenue goals. We have taken steps to aggressively address this head on including assessing and prioritizing new and adjacent markets, stepping up our M&A activities, bringing in new

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 8 sales and capture leadership and realigning our business segments beginning in FY19 to maximize our go-to market strategy, all of which are designed to address this period of slower growth. Our vision is to be the premier provider of large-scale complex program management solutions offering unparalleled support to citizens who access and utilize critical government programs. We are making demonstrated progress in executing our strategic initiatives, but I want to reiterate our commitment to delivering solid operational and financial execution and strong cash generation. We continue to see evidence that long-term macro trends remain in our favor and the core of the business is sound. Finally, I want to thank our customers for the trust they place in us each day, our employees across the globe for their continued service and commitment and welcome our many new Citizen Engagement Center employees as they transition to MAXIMUS. With that, I'll open it up for Q & A. Operator? Operator: Thank you. We will now be conducting a question and answer session. If you would like to ask a question, please press star one on your telephone key pad. A confirmation tone will indicate your line is in the question queue. You may press star two if you would like to remove your question from the queue. We ask that you limit your follow-up questions to one, so that others may have the opportunity to ask questions. You may re-enter the queue by pressing star one. For participants using speaker equipment, it may be necessary to pick up your hand set before pressing the star keys. One moment please while we pull for questions. Our first question comes from the line of Charlie Strauzer with CJS Securities. Please proceed with your question. Charlie Strauzer: Hi, good morning. Bruce Caswell: Good morning, Charlie. Charlie Strauzer: So I just wanted to talk a little bit more about the acquisition if we could, just in general, get your additional color and thoughts on the kind of longer term opportunities there, and also when you look at the 45 cents of accretion, it's a little bit more than we had modeled on the back of the envelope a year before getting your guidance, and that implies that the base is lower, maybe you can explain a little bit more on each metric there as to why that's occurring there? Thank you. Bruce Caswell: Absolutely, Charlie, it's Bruce, I'm going to start with just the strategic rationale of it and then address your question about the longer-term opportunities this creates, and then ask Rick to address the question related to the accretive nature of the transaction and the 45 cents. So, first of all, we've said for some time that the Federal Market is a market where we think we can have a bigger presence and should have a bigger presence. It's the largest customer in the world. Our Federal Civilian book of business, it was about a half a billion. We felt that in many ways by getting the book over a $1 billion, we become a very credible bidder at a prime and are open to new opportunities with other federal agencies. We're excited that with this acquisition, we

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 9 contemporaneously have gained the position on the Contact Center SIN vehicle that we mentioned in our prepared remarks, which puts us in a great position now as the premier provider of citizen- centric customer contact centers in the federal government to win more business. As much as that's a great strategic rationale and it, I will say, addresses two of the important market priorities that we were looking at as part of our strategic review. The first being the importance of achieving critical mass in a key growth market as I've mentioned, and the second being bringing us new digital capabilities. I spoke a bit about that in my prepared remarks in terms of the contact center technologies that we gained. Equally important, are the economies of scale that the acquisition brings to us. And Rick spoke at some length about that in terms of the benefits to our business and to our rate structure within the federal business that it also improves our competitive position across the Board in the company. It makes us competitive in other segments as well. So, with that, it really gives scale economies, the operational efficiencies, the technology gain that we get and the critical mass in federal all added up to make it a very attractive acquisition. And I'll turn it over to Rick for further commentary. Rick Nadeau: Sure. Thanks, Charlie. In my prepared remarks, I talked about five different areas of how we calculate the impact of the acquisition. First, you have the operating income that relates to the operations. We have synergistic benefits. We have interest amortization, and then of course, transaction costs. I think there are really two main drivers to our updated expectations. First, I think we're expecting to receive a bit more revenue and operating margin in '19 than we previously assumed providing a lift to the earnings. Secondly, as we've been able to study this transaction more, the two large cost-plus contracts we believe we will be able to realize more cost synergies than we previously expected. So, while there are still some moving pieces and as we continue to study it, we do believe that 45 cents is a reasonable expectation for the total earnings contribution. I think the estimate that we have in there on valuation and amortization of the intangibles, we're still waiting for that appraisal, but we've worked with the appraiser. So, that's really the one open item, but I think basically as we were able to study it more, we determined that it was of more positive benefit to us. Charlie Strauzer: Excellent, thank you very much. Rick Nadeau: Okay. Next question--oh, I'm sorry. Anything further? Lisa Miles: On the base operations. Rick Nadeau: Yeah, Charlie, did you ask about the base operations? Okay, all right. I didn't hear that part of the question, but I'll go ahead and answer that. I think Charlie wanted us also to talk about what are the factors that cause the base operations to be a little bit lighter than what we expected. And I think that we have two contracts. I talked about one when I said, for example, in the earnings--in my prepared comments, and that is the HAAS contract. It was--we began the option

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 10 period in March 1, 2018. And we also have another contract in California, the Medicaid Enrollment Broker contract. Both of these contracts have been reset, if you will. We have more length on the contract, but as a result of getting additional length on the contract there is some giveback, if you will, or degradation of the operating income margin basically trading length for profitability in the early part. As you know and as we've talked about previously with contracts of this kind of length, we often are able to work it over time into an improving operating income margin. I think as we looked at those two contracts and thought about some of the other aspects, we really felt like the comparison of FY19 to FY18 would be a degradation of about 25 cents per share. Lisa Miles: Thanks, Charlie. Next question, please. Operator: Thank you. Our next question comes from the line of Dave Styblo with Jefferies. Please proceed with your question. Dave Styblo: Hey there, good morning. I'm going to follow-up on Charlie's question a bit and ask about the accretion on the GDIT asset just to get a better perspective on how sustainable the accretion is, and the revenue is on that. Obviously, you'll be annualizing that as you move into fiscal year '20, with the extra month-and-a-half. But I think one thing maybe we don't have as much visibility on is sort of where are you maybe in the revenue ramp on some of those key contracts, in particular the Census? Does that continue to grow in 2020 and in 2021, or where are we in that stage, and if you could even talk about what the size of that revenue contribution is, I think it would be helpful to understand the visibility there. Bruce Caswell: Okay, Dave. Good morning, it's Bruce. I think we can answer a few of those questions, maybe not everyone, but I'll ask Rick to jump in. Okay, yes. There are two big cost-plus contracts, the one that is the CMS CCO contract, if you will, is rather stable. It has another four years to run until the end of the contract, at which point it'll go through a re-compete. You're right, the Census contract runs through June of 2021. Calendar year 2020 will be the bulk of the revenue, if you will. So yes, there will be some additional growth in revenue from our fiscal '19 to our fiscal '20 for the Census contract. And then after the calendar year of 2020 ends and while we're in our fiscal year 2021 we'll start to see the ramp down and the revenue will go away around the June 2021 period. But there will be, as I said, a ramp in that calendar year '20. Our fiscal year '20 will be stronger than FY19. So, we have some additional growth to go on that contract. Dave Styblo: And will fiscal year '21 be larger than fiscal year '19 for revenue then? Bruce Caswell: Well, that'll depend on the success that we have with respect to new work awards. But yes, we will ramp from '19. We will grow in--well, the Census contract will grow in '20. That

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 11 Census contract will then be smaller in '21. When you compared '21 to '19, I think it'll depend on how successful we are with the growth aspects of the business. Dave Styblo: Okay, that's helpful. And then I guess there's probably some additional synergies that you can expand beyond fiscal year '19. Is there any way to quantify how much the one-time costs are embedded in guidance for fiscal year '19, and if synergies can grow higher in fiscal year '20 versus '19? Bruce Caswell: Yes, that's a great question. FY '19 does have significant cost synergies. As the base gets bigger in FY '20, yes the cost synergies will be bigger. What really happens, as you know, in government contracting is the size of that base that you're spreading those indirect costs on can give you a tremendous lift. And so that base does grow in FY '20. And so, the synergies we get this year will be bigger next year. And then we're going to have to work to grow FY '21, or else there's going to actually be less cost synergy, if you will, as compared to FY '20 and '21. Dave Styblo: Okay. And then maybe just shifting gears real quick on the new FIN contract, can you tell us a little bit more about the opportunities? I guess these are all very large end markets, but can you give us a sense of maybe what your sweet spot is of contracts that you'd be able to target there, maybe the timing of when some of those RP's would come up or we might see some announcements of an opportunity for you guys to win? And also, obviously, the GDIT opens up more short-term goal there. So just broadly speaking, to increase opportunities from having more prime contracts? Bruce Caswell: Sure. Dave, probably a good way to think about it is to think about it would way we did with Alliant 2. Because Alliant 2 was a new GWAC or government-wide acquisition contract, and it takes some time for the schedule for procurements to get put in place by the agencies, and then to start seeing the deal flow through that. And the good news is we've now started to see deals flow through Alliant 2 and we've had some wins on that vehicle. And so that pipeline is starting to fill up. And it's important because on Alliant 2 there are a number of contracts that historically would've been bid under other vehicles, like TIPS or others that will out under Alliant 2. So, you want to have it for both offensive and defensive reasons. Pivoting to the Contact Center SIN, this vehicle is--it's a new vehicle that's designed to replace an old one which was called the U.S.A. Contact vehicle, it expired in August of 2018. And it had a relatively narrow set of solutions that it offered. And as we mentioned in the prepared remarks, this vehicle actually broadens the types of solutions that are available under the contract to really reflect many more of the technologies right, that are prevalent in call center operations these days compared to back when U.S.A Contact was acquired. So, I think, number one, it makes this vehicle a much more attractive vehicle for any federal agency that's seeking not just to do kind of standard contact center operations, but to infuse some of these new digital technologies and capabilities into what they're doing.

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 12 They'll be able to onboard those new technologies more quickly. And I think, frankly, will, I hope, see through this vehicle opportunities for agencies that historically haven't seen the business case for contract center operations going through the vehicle now to become a more attractive vehicle for them. So, while I wouldn't put a particular size on the type of opportunities we'd be looking for, the reality now is that we're the premier provider of this capability in the Federal Civilian Marketplace. So, we'll be focused on opportunities that kind of play to our sweet spot in the sense of enable us, number one, to leverage the technology that we've acquired as part of the assets that I mentioned in my prepared remarks. Number two, potentially allow us to leverage the scale of the customer contact center operations that we have in place. I don't want to be overly optimistic about the second point only because some federal agencies generally like to ensure that their centers are exclusively dedicated just to their program. And so, we're only, in limited instances, seeing cases where you can leverage an existing operation to serve another federal client. But there are such instances, such as when we support disaster relief efforts. So, I would look to leverage existing scale, leverage technology that we've acquired, and obviously the capabilities of the management team under that contract vehicle. Lisa Miles: Thanks, Dave. Next question, please. Operator: Thank you. Our next question comes from the line of Jamie Stockton with Wells Fargo. Please proceed with your question. Jamie Stockton: Good morning. Thanks for taking my questions. I guess maybe the first one, the revenue shortfall doing the quarter. I know you had a number of contributing factors versus kind of what you had guided for. Can you talk about whether it was just a timing issue or are these kind of ongoing volume issues related to specific contracts? Bruce Caswell: And Jamie, good morning, it's Bruce. And I'll ask Rick to address that. Rick Nadeau: Jamie, as you suspect, the answer is yes, a little bit of both. I think that what you had in the fourth quarter was the restart of the Disability Employment Services contract in Australia, option period--sorry, and then we had contract extensions and we had option periods. I think all of those are ongoing types of things. But we also had some pending change orders that we thought could hit in the fourth quarter, they now are expected to come in the first-half of the fiscal year '19. So, I would say that it's a little bit of both, as you might have suspected. Jamie Stockton: Okay. And then maybe just--I know you guys are going to recast your segments and give us some new data on that in the not too distant future. But if we set aside the General Dynamics business that you acquired, and then just think about the three segments. Can you directionally talk about what growth should look like or what's embedded in your guidance of FY '19? Bruce Caswell: Yes, you know Jamie, I think that we'll likely do that when we get into the details of the new segment, and we'll recast the '19 guidance in that way. And we'll give you some color as

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 13 well based on how those segments would've applied in the historical financial performance as well. So, I think we'll be in a better position at that point. I think if I were to give you any initial sense of direction, as I said earlier, that we think that the U.S. Federal Government remains a very, very strong market area for us. It's the largest customer segment in the world. We're seeing very positive outcomes as a consequence of this transaction and these assets that we've acquired, strong reception in the marketplace and with our customers, new contract vehicles that we've now been able to achieve, the Alliant 2 as well as the Contact Center SIN. So, my optimism as it relates to these new segments that would first relate to our growth potential in federal. We'll be happy to give you more color as we update the segments in the future. Jamie Stockton: Great, thank you. Lisa Miles: Thanks, Jamie. Next question, please. Operator: Thank you. Once again, if you'd like to ask a question, please press star one on your telephone key pad. For participants using speaker equipment, it may be necessary to pick up your hand set before pressing the star keys. Our next question comes from the line of Donald Hooker with KeyBanc Capital Markets. Please proceed with your question. Donald Hooker: Hey, great. Good morning. Hey just a bunch of my questions have been asked, but maybe looking at that Human Services Segment or at least the old definition of that. In terms of the Australian Employment Services contract, I know that was a little bit of a drag, and I know there's some competition within that contract, as I understand. Can you talk about kind of any early signs of that getting back to profitability, when does that sort of hit breakeven as we look in to next year? Rick Nadeau: We have two contracts in Australia, and I want to make sure I'm clear with respect to the two of them. One is the jobactive contract and that's bigger than the Disability Employment Services contract, we call DES. Yes, DES will hit--it's going through start-up losses at this particular point. And yes, it will turn on the curve, and it'll become profitable during FY19. jobactive is also a contract that has been ongoing, and that has been profitable. We are seeing, as we've said previously, in full employment economies around the world, the Welfare-to-Work business has been challenged. Volumes do matter in our business. And when the volumes are kind of low the profitability does suffer, but that contract is profitable, and the DES contract will become profitable in FY19. Donald Hooker: Got you, thank you, and then maybe just one last one from me in that same part of the world, I guess you guys had talked about some opportunities in some of the Asia-Pac countries, I think you talked about Singapore. Bruce Caswell: Yes, sure, Donald, it's Bruce. Yes, we've been operating actually in Singapore for just over a year now. And helping the government address an interesting population. These are

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 14 professionals, managers, engineers, and technicians. The acronym is PMET, and that have been displaced through structural changes in the economy and helping them get back to work. I've been very pleased with the team's performance and our performance with the client there. And as a consequence, we're seeing some new opportunities open up in Singapore. I once had an individual say, don't consider it a government, think of it as a well-run corporation. And individuals that are in key ministerial posts within certain agencies in the government tend to rotate around, so if you do well for them in one function, they're likely to recommend you in another. So, on the one hand, I'm very pleased with the Singapore team and the service that we're delivering for that very important client. Secondly, other countries in the region do look to Singapore as kind of a standard there or leader as it relates to some of these programs. So, as you can imagine, we're doing some active marketing in the region, looking at other opportunities to serve selected other clients in the region. So, I would say stay tuned as it relates to the Asia-Pac region. Donald Hooker: Thank you. Bruce Caswell: Sure. Lisa Miles: Thanks, Don. Next question, please. Operator: Thank you. Our next question comes from the line of Frank Sparacino with First Analysis. Please proceed with your question. Frank Sparacino: Hi, guys. My question relates to the CCO contract. Rick, I don't think you, and this may by intentionally, quantified how large that is and maybe how large the two cost-plus contracts are relative to the $600 million-plus in revenue. But secondly, on the CCO contract, can you just talk about sort of year-to-year historically. Has that been a relatively stable contract in terms of revenue and profitability? I assume it's largely driven by the traditional metrics in that business, but that's my question. Rick Nadeau: Yes, the CCO contract is the biggest contract in that portfolio, and pretty significant in that total $600 million-plus of revenue. Over time, as programs become more mature, you will see some reduction in volumes, but that contract has been relatively stable over the historical performance that we studied, and we're expecting it to be relatively stable in the next four years. Bruce Caswell: Any follow-up, Frank? Frank Sparacino: No, thank you. Lisa Miles: Thanks, Frank. Next question, please.

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 15 Operator: Thank you. Our next question comes from the line of Richard Close with Canaccord Genuity. Please proceed with your question. Richard Close: Great. Want to ask on the pipeline, and then I have a follow-up question if I could ask as well. With respect to the pipeline, the numbers that you provided here for the fourth quarter, I just want to be clear that that's under the old methodology and maybe you could provide what it would be under the new methodology? Bruce Caswell: Okay. Richard, it's Bruce, thank you. I can answer half the question. The numbers we provided are under the old methodology, absolutely. But we can't provide it under the new methodology. We're going to begin applying that new methodology October 1st of this year with the first quarter. So, the next earnings call will be the first time we'll be reporting under the new methodology. Richard Close: Okay. And my follow-up question is regarding maybe the step down in revenue and the earnings of core and citing the HASS contract in California as well in the 25 cents there. As you think about those contracts going forward, Rick, maybe talk about the timing on when you would essentially get that 25 cents back? Rick Nadeau: Well, the California contract is a 10-year contract. It started on October 1, 2018. So, we will be running that for the next 10 years, starting at that particular point. And we've also, as I've said previously, been running that contract for a long period, looking backwards. The HAAS contract, the next time it gets re-competed it would restart on March 1, 2020. So, we'll be going through a re- compete on that contract, but what it was, was an original three-year base, and then we're in the first of two option years this year. And so, the new contract, the fifth year of the contract will start on March 1, 2019, and it will end on February 29, 2020. We'll be going through re-procurement at that particular point. And hopefully our incumbency value will carry the day and we'll continue to serve that contract into the future. Richard Close: And what is your thought process in terms of getting the timing of better margins. Does that come in the second-half of a contract or is it more the last quarter of a contract? Rick Nadeau: Well, it's continuously. I think you start at the beginning of the contract, and then as you come down the learning curve, as your people get more experienced with the new aspects of the program as you introduce and increase the robotics process automation and other innovations, you're going to see continued improvement over the life of a contract. So, it's not--I think you'll get some acceleration toward the end because of the cumulative effect of everything that you've done. But your synergistic benefits from operating, it should start day two. Richard Close: Okay, thank you. Lisa Miles: Thanks, Richard. Next question, please.

MAXIMUS Fiscal Fourth Quarter 2018 Conference Call November 20, 2018 Page 16 Operator: Thank you. Ladies and gentlemen, we have reached the end of our question and answer session and are out of time for today's call. MAXIMUS, thank you for your time and participation. You may disconnect your lines at this time.